SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                   CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) June 5, 1998
                                  ----------------




                           GENERAL MOTORS CORPORATION
            -----------------------------------------------------
            (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
----------------------------   -----------------------    -------------------
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                         Identification No.)




   100 Renaissance Center, Detroit, Michigan                 48243-7301
3044 West Grand Boulevard, Detroit, Michigan                 48202-3091
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  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
                                                         --------------


















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ITEM 5. OTHER EVENTS

      Members of United Auto Workers Locals 659 and 651 in Flint, Michigan ceased production at two component plants on June 5 and June 11, 1998, respectively. While GM is seeking to resolve the issues which have created the work stoppages, the timing of such resolution is uncertain. To the extent that work stoppages continue to disrupt the production and shipment of vehicles, the resulting deferral or decline in revenues will have a continuing impact on GM's results of operations. Further, the corporation is currently reviewing all opportunities to reduce cash consumption and is carefully reviewing future spending for products and facilities.

      GM estimates that the work stoppages in Flint have had an aggregate unfavorable after-tax impact of $1,180 million, or $1.79 per share of GM $1-2/3 par value common stock, during the 1998 second quarter that resulted from a loss of 227,000 units of production. The above estimated unfavorable after-tax impact represents the combined effects for GM North American Operations (aggregate to date - $890 million) and Delphi Automotive Systems (aggregate to date - $290 million) and does not take into account the effect of possible recoveries that may occur through production increases that GM is likely to pursue at various facilities in future periods.

                                 * * * * * *


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    June 30, 1998
        -----------------
                                            By
                                            s/Peter R. Bible
                                            -------------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)






















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